Exhibit 99.1

Press Contact:	Investor Contact:
Marge Boccuti	Howard M. Sipzner
Manager, Investor Relations	EVP & CFO
610-832-7702	610-832-4907
marge.boccuti@bdnreit.com	howard.sipzner@bdnreit.com
Brandywine Realty Trust Reports Third Quarter 2008 Results,
Increases 2008 Earnings Guidance and Provides 2009 Earnings and
Common Share Dividend Guidance
Radnor, PA, November 5, 2008 — Brandywine Realty Trust (NYSE:BDN), a real estate investment trust focused on the ownership, management and development of Class A, suburban and urban office properties in the mid-Atlantic region and other selected markets throughout the United States, announced today its financial and operating results for the three- and nine-month periods ended September 30, 2008. The highlights are as follows:
Financial Highlights — Third Quarter
▪	Net income allocated to common shares totaled $0.7 million or $0.01 per diluted share in the third quarter of 2008 compared to $0.4 million or $0.00 per diluted share in the third quarter of 2007.

▪	Funds from operations (FFO) in the third quarter of 2008 totaled $53.6 million or $0.59 per diluted share compared to $62.0 million or $0.68 per diluted share in the third quarter of 2007. The third quarter 2008 results included $0.3 million of termination revenues while the third quarter 2007 results included $7.6 million of termination revenues. Our third quarter 2008 FFO payout ratio was 74.6% ($0.44 common share dividend / $0.59 FFO per share).

▪	In the third quarter of 2008, we incurred $8.9 million of revenue maintaining capital expenditures which along with our other adjustments to FFO, resulted in $41.4 million of cash available for distribution (CAD) or $0.46 per diluted share compared to $35.7 million of CAD or $0.39 per diluted share in the third quarter of 2007 when we incurred $14.8 million of revenue maintaining capital expenditures. Our third quarter 2008 CAD payout ratio was 95.7% ($0.44 common share dividend / $0.46 CAD per share).
Financial Highlights — Nine Months
▪	Net income allocated to common shares totaled $20.8 million or $0.24 per diluted share in the first nine months of 2008 compared to $16.8 million or $0.19 per diluted share in the first nine months of 2007. Net income in the first nine months of 2008 included $21.4 million of gains on the disposition of discontinued real estate, a $6.85 million impairment charge related to assets held for sale and a $4.3 million gain on the early extinguishment of debt, while net income in the first nine months of 2007 included $25.5 million of gains on the disposition of discontinued real estate.

▪	FFO for the first nine months of 2008 totaled $168.3 million ($175.2 million excluding the $6.85 million impairment charge) or $1.85 per diluted share ($1.93 per diluted share excluding the impairment charge), compared to $179.5 million or $1.95 per diluted share for the first nine months of 2007. The results for the first nine months of 2008 also included $4.5 million of termination revenues while the results for the first nine months of 2007 included $9.4 million of termination revenues. Our FFO payout ratio for the first nine months of 2008 was 71.4% ($1.32 common share dividends / $1.85 FFO per diluted share).

▪	For the first nine months of 2008, CAD totaled $132.2 million or $1.45 per diluted share versus $101.3 million or $1.10 per diluted share for the first nine months of 2007. Our CAD payout ratio for the first nine months of 2008 was 91.0% ($1.32 common share dividends / $1.45 CAD per diluted share).
555 East Lancaster Avenue, Suite 100; Radnor, PA 19087                        Phone: (610) 325-5600 • Fax: (610) 325-5622

Portfolio Highlights
▪	At September 30, 2008, our core portfolio was 92.1% occupied and 93.3% leased (reflecting leases commencing after September 30, 2008). We owned 254 properties at September 30, 2008, encompassing 237 core properties aggregating 23.4 million square feet, 11 development/redevelopment properties aggregating 3.1 million square feet and 6 properties designated as held for sale aggregating 2.1 million square feet.

▪	During the third quarter of 2008, net operating income (NOI) excluding termination revenues and other income items declined 3.6% on a GAAP basis and increased 0.8% on a cash basis for our 226 same store properties which were 92.4% and 93.9% occupied on September 30, 2008 and September 30, 2007, respectively. For the first nine months of 2008, NOI excluding termination revenues and other income items for our same store portfolio decreased 2.0% on a GAAP basis and increased 1.0% on a cash basis.

▪	For the third quarter of 2008, our core portfolio retention rate was 60.7% with overall negative net absorption of 86,033 square feet. During the third quarter of 2008, we achieved a 10.0% increase on our renewal rental rates and a 3.6% increase on our new lease rental rates, both on a GAAP basis.
Investment Highlights
▪	We did not acquire any properties in the third quarter of 2008 nor in all of 2008.

▪	We did not sell any properties in the third quarter of 2008. Subsequent to quarter end, we sold a five-property office portfolio in Oakland, California for aggregate consideration of $412.5 million and an office building in Richmond, Virginia for $48.8 million, bringing year-to-date completed sales volume to $517.5 million. Net of $95.3 million of buyer debt assumptions, $40.0 million of seller financing and $8.5 million of transaction costs, these two sales provided aggregate net proceeds of approximately $317.5 million which were used for debt repayments and to establish cash balances for future needs.

▪	At September 30, 2008, we were actively proceeding on five existing developments and six existing redevelopments with total estimated costs of $608.7 million of which $351.8 million remained to be funded. These amounts include $370.0 million of total project costs for the combined 30th Street Post Office (100% leased to the U.S. Government) and Cira South garage (76% leased to the U.S. Government) in Philadelphia, Pennsylvania of which $291.7 million remained to be funded at September 30, 2008, primarily in 2009 and 2010. As of October 31, 2008, our five developments and six redevelopments were collectively 77.8% leased, reflecting a recently completed 235,000 square foot lease at our South Lake at Dulles Corner project and other leasing activity.
Capital Markets Highlights
▪	At September 30, 2008, our net debt to gross assets measured 52.5% compared to 54.3% at September 30, 2007. At September 30, 2008, we had $430.3 million available for use and drawdown under our various credit facilities. Subsequent to quarter end, we utilized the $317.5 million of net proceeds from the aforementioned two sales to fully pay down the balance on our $620.0 million of revolving credit facilities and provide approximately $145.0 million of initial cash balances for future needs. We expect to fully utilize all of this cash by year-end 2008 for a variety of general corporate purposes including the repayment of existing indebtedness.

▪	We achieved a 2.5 times interest coverage ratio for the quarter ended September 30, 2008 versus 2.6 times for the quarter ended September 30, 2007.

“Our third quarter 2008 results reflect the continued strong performance of our core portfolio, the ongoing lease-up of our development projects and prudent balance sheet management,” stated Gerard H. Sweeney, President and Chief Executive Officer of Brandywine Realty Trust. “These activities, together with the sales we completed subsequent to quarter end, position us favorably in a challenging business environment and underscore our commitment to liquidity, capital availability and financial flexibility.”
Distributions
On September 17, 2008, our Board of Trustees declared a quarterly dividend distribution of $0.44 per common share that was paid on October 17, 2008 to shareholders of record as of October 3, 2008. Our Board also declared quarterly dividend distributions of $0.46875 per 7.50% Series C Cumulative Redeemable Preferred Share and $0.460938 per 7.375% Series D Cumulative Redeemable Preferred Share that were paid on October 15, 2008 to holders of record as of September 30, 2008 of the Series C and Series D Preferred Shares, respectively.
For our 2009 common share distributions beginning with our January 2009 quarterly distribution, our Board has adopted a dividend policy designed to match our distributions to our projected, normalized taxable income. As such, we anticipate that our quarterly 2009 distributions will be $0.30 per share ($1.20 annually) subject to declaration by our Board. Taxable gains or income items beyond this normalized level would be addressed through a combination of special distributions and/or other tax planning techniques.
Share Repurchase Program
We are authorized to purchase an additional 539,200 common shares and may make repurchases from time to time in the open market or in privately negotiated transactions, subject to market conditions and compliance with legal requirements. The share repurchase program does not contain any time limitation and does not obligate us to repurchase any shares. We did not purchase any shares in the third quarter of 2008 and may discontinue the program at any time.
Increase of 2008 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our reports filed with the Securities and Exchange Commission, we are increasing our previously announced guidance for full year 2008 FFO per diluted share to be in a range $2.39 to $2.43 versus the prior range of $2.32 to $2.42 (including the deduction of $6.85 million or approximately $0.08 per diluted share for an impairment charge incurred in the second quarter of 2008). Earnings and FFO guidance are provided for informational purposes and are subject to change. The following is a reconciliation of the calculation of 2008 FFO per diluted share (with and without the impairment charge) and earnings per diluted share:

Guidance for 2008	Range or Value
Earnings per diluted share allocated to common shareholders	$0.20	to	$0.24
Less: gains on the sale of real estate	(0.24)		(0.24)
Plus: real estate depreciation and amortization	2.43		2.43

FFO per diluted share	$2.39	to	$2.43

Plus: impairment charge	0.08		0.08

FFO per diluted share, excluding impairment charge	$2.47	to	$2.51

For information purposes, we have provided FFO guidance both with and without the impairment charge. For guidance purposes, we have not considered any future gains, losses or impairments from the sale of real estate not previously disclosed. Our 2008 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.

Introduction of 2009 Earnings and FFO Guidance
Based on current plans and assumptions and subject to the risks and uncertainties more fully described in our reports filed with the Securities and Exchange Commission, we estimate that full year 2009 FFO per diluted share will be in a range of $2.17 to $2.27. This guidance is provided for informational purposes and is subject to change. The following is a reconciliation of the calculation of 2009 FFO per diluted share and earnings per diluted share:

Guidance for 2009	Range or Value
Earnings per diluted share allocated to common shareholders	$0.21	to	$0.31
Plus: real estate depreciation and amortization	1.96		1.96

FFO per diluted share	$2.17	to	$2.27
Our 2009 FFO guidance does not include any income from the sale of undepreciated real estate, in accordance with our current practice.
Accounting Disclosure
During the quarter ended June 30, 2008, we identified certain instances dating back to 1998 in which we canceled, upon the vesting of restricted shares, a portion of such shares in settlement of tax withholdings in excess of statutory rates. As a result, we have changed the classification of the affected restricted share grants from equity to liability awards with corresponding immaterial changes in individual period net income amounts. While no single period impact is material, the error requires correction. We have made corresponding revisions as appropriate to our prior period financial statements in our supplemental information package and will do so in future SEC filings. No Form 8-K or prior period restatement filings are required.
Non-GAAP Supplemental Financial Measures
We compute our financial results in accordance with generally accepted accounting principles (GAAP). Although FFO, NOI and CAD are non-GAAP financial measures, we believe that FFO, NOI and CAD calculations are helpful to shareholders and potential investors and are widely recognized measures of real estate investment trust performance. At the end of this press release, we have provided a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measure.
Funds from Operations (FFO)
We compute FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (NAREIT), which may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than us. NAREIT defines FFO as net income (loss) before minority interest of unit holders (preferred and common) and excluding gains (losses) on sales of property and extraordinary items (computed in accordance with GAAP); plus real estate related depreciation and amortization (excluding amortization of deferred financing costs), and after similar adjustments for unconsolidated joint ventures. Net income, the GAAP measure that we believe to be most directly comparable to FFO, includes depreciation and amortization expenses, gains or losses on property sales, extraordinary items and minority interest. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in the financial statements included elsewhere in this release. FFO does not represent cash flow from operating activities (determined in accordance with GAAP) and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of our financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

For information purposes, we also provide FFO adjusted for impairment charges. Although our calculation of FFO as adjusted differs from NAREIT’s definition of FFO and may not be comparable to that of other REITs and real estate companies, we believe it provides a meaningful supplemental measure of our operating performance because we believe that by excluding impairment charges, shareholders and potential investors are presented with an indicator of our operating performance that more closely achieves the objectives of the real estate industry in presenting FFO.
Net Operating Income (NOI)
NOI is a non-GAAP financial measure equal to net income available to common shareholders, the most directly comparable GAAP financial measure, plus corporate general and administrative expense, depreciation and amortization, interest expense, minority interest in the Operating Partnership and losses from early extinguishment of debt, less interest income, development and management income, gains from property dispositions, gains on sale from discontinued operations, gains on early extinguishment of debt, income from discontinued operations, income from unconsolidated joint ventures and minority interest in property partnerships. In some cases, we also present NOI on a cash basis, which is NOI after eliminating the effect of straight-lining of rent and deferred market intangible amortization. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. NOI should not be considered an alternative to net income as an indication of our performance, or as an alternative to cash flow from operating activities as a measure of our liquidity or ability to make cash distributions to shareholders.
Cash Available for Distribution (CAD)
CAD is a non-GAAP financial measure that is not intended as an alternative to cash flow from operating activities as determined under GAAP. CAD is presented solely as a supplemental disclosure with respect to liquidity because we believe it provides useful information regarding our ability to fund our distributions. Because other companies do not necessarily calculate CAD the same way as we do, our presentation of CAD may not be comparable to similarly titled measures provided by other companies.
Revenue Maintaining Capital Expenditures
Revenue maintaining capital expenditures, a non-GAAP financial measure, are a component of the Company’s CAD calculation and represent the portion of capital expenditures required to maintain the Company’s current level of funds available for distribution. Revenue maintaining capital expenditures include current tenant improvement and allowance expenditures for all tenant spaces that have been owned for at least one year, and that were not vacant during the twelve-month period prior to the date that the tenant improvement or allowance expenditure was approved. Revenue maintaining capital expenditures also include other expenditures intended to maintain our current revenue base. Accordingly, the Company excludes capital expenditures related to development and redevelopment projects, as well as certain projects at our core properties that are intended to attract prospective tenants in order to increase revenues and/or occupancy rates.
Third Quarter Earnings Call and Supplemental Information Package
We will host a conference call on Thursday, November 6, 2008 at 11:00 a.m. EST. The conference call can be accessed by calling 1-800-683-1525 and referencing conference ID #64504703. Beginning two hours after the conference call, a taped replay of the call can be accessed 24 hours a day through Thursday, November 20, 2008 by calling 1-800-642-1687 and providing access code 64504703. In addition, the conference call can be accessed via a webcast located on our website at www.brandywinerealty.com.
We have prepared a supplemental information package that includes financial results and operational statistics related to the third quarter earnings report. The supplemental information package is available in the “Investor Relations — Financial Reports” section of our website at www.brandywinerealty.com.

Looking Ahead — Fourth Quarter 2008 Conference Call
We anticipate that we will release our fourth quarter 2008 earnings on Wednesday, February 18, 2009, after the market close and will host our fourth quarter 2008 conference call on Thursday, February 19, 2009, at 11:00 a.m. EST. We expect to issue a press release in advance of these events to confirm the dates and times and provide all related information.
About Brandywine Realty Trust
Brandywine Realty Trust is one of the largest, publicly traded, full-service, integrated real estate companies in the United States. Organized as a real estate investment trust and operating in select markets, Brandywine owns, develops and manages a primarily Class A, suburban and urban office portfolio aggregating approximately 39.8 million square feet, including 26.5 million square feet which it currently owns on a consolidated basis. For more information, visit our website at www.brandywinerealty.com.
Forward-Looking Statements
Estimates of future earnings per share, FFO per share, common share dividend distributions and certain other statements in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our and our affiliates’ actual results, performance, achievements or transactions to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others: our ability to lease vacant space and to renew or relet space under expiring leases at expected levels; competition with other real estate companies for tenants; the potential loss or bankruptcy of major tenants; interest rate levels; the availability of debt, equity or other financing; competition for real estate acquisitions; risks of acquisitions, dispositions and developments, including the cost of construction delays and cost overruns; unanticipated operating and capital costs; our ability to obtain adequate insurance, including coverage for terrorist acts; dependence upon certain geographic markets; and general and local economic and real estate conditions, including the extent and duration of adverse changes that affect the industries in which our tenants operate. Additional information on factors which could impact us and the forward-looking statements contained herein are included in our filings with the Securities and Exchange Commission, including our Form 10-K and Form 10-K/A for the year ended December 31, 2007. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events except as required by law.

BRANDYWINE REALTY TRUST
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands)

	September 30,	December 31,
	2008	2007
ASSETS
Real estate investments:
Operating properties	$4,467,405	$4,813,563
Accumulated depreciation	(609,566)	(558,908)

	3,857,839	4,254,655
Development land and construction-in-progress	353,904	402,270

	4,211,743	4,656,925

Cash and cash equivalents	2,674	5,600
Accounts receivable, net	8,018	17,057
Accrued rent receivable, net	87,783	83,098
Assets held for sale, net	459,197	—
Investment in real estate ventures	71,036	71,598
Deferred costs, net	83,133	87,123
Intangible assets, net	156,109	218,149
Other assets	73,584	74,549

Total assets	$5,153,277	$5,214,099

LIABILITIES AND BENEFICIARIES’ EQUITY
Mortgage notes payable, including premiums	$490,593	$611,898
Unsecured term loan	183,000	150,000
Borrowings under credit facilities	175,000	130,727
Unsecured senior notes, net of discounts	2,177,255	2,208,344
Accounts payable and accrued expenses	99,368	76,919
Distributions payable	42,124	42,368
Tenant security deposits and deferred rents	57,194	65,241
Acquired lease intangibles, net	50,446	67,281
Other liabilities	31,075	30,154
Mortgage note payable and other liabilities held for sale, net	111,230	—

Total liabilities	3,417,285	3,382,932

Minority interest	65,521	83,990

Beneficiaries’ equity:
Preferred shares — Series C	20	20
Preferred shares — Series D	23	23
Common shares	877	870
Additional paid-in capital	2,326,988	2,324,342
Deferred compensation payable in common stock	6,272	5,651
Common shares in treasury	(29,949)	(53,449)
Common shares held in grantor trust	(6,272)	(5,651)
Cumulative earnings	497,038	476,910
Accumulated other comprehensive loss	(2,836)	(1,885)
Cumulative distributions	(1,121,690)	(999,654)

Total beneficiaries’ equity	1,670,471	1,747,177

Total liabilities and beneficiaries’ equity	$5,153,277	$5,214,099

BRANDYWINE REALTY TRUST
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Revenue
Rents	$123,571	$128,277	$371,605	$375,933
Tenant reimbursements	19,732	20,525	59,676	59,255
Termination fees	338	7,649	4,462	9,418
Third party management fees, labor reimbursement and leasing	4,390	4,415	15,239	14,119
Other	784	2,274	2,378	4,711

Total revenue	148,815	163,140	453,360	463,436

Operating Expenses
Property operating expenses	40,978	43,410	122,531	124,316
Real estate taxes	15,148	15,232	46,179	44,886
Third party management expenses	1,790	2,508	6,417	7,499
Depreciation and amortization	51,060	56,876	154,527	167,315
General & administrative expenses	6,863	7,402	17,902	21,819

Total operating expenses	115,839	125,428	347,556	365,835

Operating income	32,976	37,712	105,804	97,601

Other income (expense)
Interest income	221	1,054	603	3,432
Interest expense	(35,039)	(39,496)	(106,846)	(117,892)
Deferred financing costs	(1,092)	(1,058)	(3,798)	(3,381)
Equity in income of real estate ventures	1,059	763	3,838	6,021
Net gain on disposition of undepreciated real estate	—	421	(24)	421
Gain on early extinguishment of debt	—	—	4,342	—

Income (loss) before minority interest and discontinued operations	(1,875)	(604)	3,919	(13,798)
Minority interest — partners’ share of consolidated real estate ventures	(39)	5	(117)	(103)
Minority interest attributable to continuing operations — LP units	141	116	84	843

Income (loss) from continuing operations	(1,773)	(483)	3,886	(13,058)

Discontinued operations:
Income from discontinued operations	4,619	2,694	9,298	12,003
Net gain on disposition of discontinued operations	—	338	21,401	25,491
Provision for impairment	—	—	(6,850)	—
Minority interest attributable to discontinued operations — LP units	(167)	(130)	(944)	(1,603)

	4,452	2,902	22,905	35,891

Net income (loss)	2,679	2,419	26,791	22,833

Income allocated to Preferred Shares	(1,998)	(1,998)	(5,994)	(5,994)

Income (loss) allocated to Common Shares	$681	$421	$20,797	$16,839

PER SHARE DATA
Basic income (loss) per Common Share	$0.01	$0.00	$0.24	$0.19

Basic weighted-average shares outstanding	87,695,892	86,897,335	87,423,108	87,416,757

Diluted income (loss) per Common Share	$0.01	$0.00	$0.24	$0.19

Diluted weighted-average shares outstanding	87,695,892	87,114,598	87,437,133	87,882,401

BRANDYWINE REALTY TRUST
FUNDS FROM OPERATIONS AND CASH AVAILABLE FOR DISTRIBUTION
(unaudited, in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2008	2007	2008	2007
Reconciliation of Net Income to Funds from Operations (FFO):
Net income (loss) allocated to common shares	$681	$421	$20,797	$16,839

Add (deduct):
Minority interest attributable to continuing operations — LP units	(141)	(116)	(84)	(843)
Net gains on sale of undepreciated real estate	—	(421)	24	(421)
Minority interest attributable to discontinued operations — LP units	167	130	944	1,603
Net loss (gain) on disposition of discontinued operations	—	(338)	(21,401)	(25,491)

Loss before net gains on sale of interests in real estate and minority interest	707	(324)	279	(8,313)

Add:
Depreciation and amortization:
Real property — continuing operations	37,120	40,920	111,739	120,604
Leasing costs (includes acquired intangibles) — continuing operations	13,366	15,308	41,026	44,782
Real property — discontinued operations	542	3,346	6,681	12,691
Leasing costs (includes acquired intangibles) — discontinued operations	44	1,294	2,869	6,378
Company’s share of unconsolidated real estate ventures	2,054	1,662	6,377	4,702
Partners’ share of consolidated real estate ventures	(217)	(183)	(661)	(1,355)

Funds from operations	$53,616	$62,023	$168,310	$179,489

FFO per share — fully diluted	$0.59	$0.68	$1.85	$1.95

FFO, excluding provision for impairment	$53,616	$62,023	$175,160	$179,489

FFO per share, excluding provision for impairment — fully diluted	$0.59	$0.68	$1.93	$1.95

Weighted-average shares/units outstanding — fully diluted	90,985,002	90,989,460	90,957,841	92,237,966

Distributions per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of FFO (Distribution per Common Share divided by FFO per Share)	74.6%	64.7%	71.4%	67.7%

Payout ratio of FFO, excluding provision for impairment	74.6%	64.7%	68.4%	67.7%

CASH AVAILABLE FOR DISTRIBUTION (CAD):
Funds from operations	$53,616	$62,023	$168,310	$179,489

Add (deduct):
Rental income from straight-line rent, including discontinued operations	(2,497)	(5,486)	(13,730)	(20,261)
Deferred market rental income, including discontinued operations	(1,807)	(3,007)	(6,493)	(9,312)
Company’s share of unconsolidated real estate ventures’ straight-line rent and deferred market rent	129	178	284	505
Partners’ share of consolidated real estate ventures’ straight-line rent and deferred market rent	(40)	(39)	(118)	(117)
Operating expense from straight-line rent	383	383	1,149	1,268
Net gains (loss) on sale of undepreciated real estate	—	421	(24)	421
Provision for impairment	—	—	6,850	—
Loss on settlement of treasury lock agreements	—	(3,698)	—	(3,698)
Deferred compensation costs	1,265	796	3,839	3,348
Fair market value amortization — mortgage notes payable	(676)	(1,077)	(2,854)	(3,165)
Revenue maintaining capital expenditures
Building improvements	(957)	(2,416)	(2,536)	(5,324)
Tenant improvements	(5,253)	(9,424)	(13,604)	(32,781)
Lease commissions	(2,721)	(2,911)	(8,905)	(9,060)

Total revenue maintaining capital expenditures	(8,931)	(14,751)	(25,045)	(47,165)

Cash available for distribution	$41,442	$35,743	$132,168	$101,313

CAD per share — fully diluted	$0.46	$0.39	$1.45	$1.10

Weighted-average shares/units outstanding — fully diluted	90,985,002	90,989,460	90,957,841	92,237,966

Distributions per Common Share	$0.44	$0.44	$1.32	$1.32

Payout ratio of CAD (Distribution per Common Share divided by CAD per Share)	95.7%	112.8%	91.0%	120.0%

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — QUARTER-TO-DATE
(unaudited and in thousands)
Of the 248 properties owned by the Company as of September 30, 2008, a total of 226 properties (“Same Store Properties”) containing an aggregate of 21.9 million net rentable square feet were owned for the entire three month periods ended September 30, 2008 and 2007. Average occupancy for the Same Store Properties was 92.4% during 2008 and 93.7% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Three Months Ended September 30,
	2008	2007
Revenue
Rents	$111,864	$113,642
Tenant reimbursements	17,963	18,380
Termination fees	338	7,699
Other	529	842

	130,694	140,563

Operating expenses
Property operating expenses	40,485	39,979
Real estate taxes	13,269	13,095

Net operating income	$76,940	$87,489

Net operating income — percentage change over prior year	-12.1%

Net operating income, excluding termination fees & other	$76,073	$78,948

Net operating income, excluding termination fees & other — percentage change over prior year	-3.6%

Net operating income	$76,940	$87,489
Straight line rents	(1,006)	(3,785)
FAS 141 rents	(1,317)	(2,009)
Non-cash ground rent	383	383

Cash — Net operating income	$75,000	$82,078

Cash — Net operating income — percentage change over prior year	-8.6%

Cash — Net operating income, excluding termination fees & other	$74,133	$73,537

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	0.8%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Three Months Ended September 30,
	2008	2007
Net Income	$2,679	$2,419
Add/(deduct):
Interest income	(221)	(1,054)
Interest expense	35,039	39,496
Deferred financing costs	1,092	1,058
Equity in income of real estate ventures	(1,059)	(763)
Depreciation and amortization	51,060	56,876
Net loss on sale of undepreciated real estate	—	(421)
General & administrative expenses	6,863	7,402
Minority interest — partners’ share of consolidated real estate ventures	39	(5)
Minority interest attributable to continuing operations — LP units	(141)	(116)
Income from discontinued operations	(4,452)	(2,902)

Consolidated net operating income	90,899	101,990
Less: Net operating income of non same store properties	(7,890)	(6,334)
Less: Eliminations and non-property specific net operating income	(6,069)	(8,167)

Same Store net operating income	$76,940	$87,489

BRANDYWINE REALTY TRUST
SAME STORE OPERATIONS — YEAR-TO-DATE
(unaudited and in thousands)
Of the 248 properties owned by the Company as of September 30, 2008, a total of 224 properties (“Same Store Properties”) containing an aggregate of 21.5 million net rentable square feet were owned for the entire nine month periods ended September 30, 2008 and 2007. Average occupancy for the Same Store Properties was 93.0% during 2008 and 93.2% during 2007. The following table sets forth revenue and expense information for the Same Store Properties:

	Nine Months Ended September 30,
	2008	2007
Revenue
Rents	$329,464	$330,643
Tenant reimbursements	53,386	53,966
Termination fees	4,362	9,320
Other	1,375	2,183

	388,587	396,112

Operating expenses
Property operating expenses	113,169	112,103
Real estate taxes	39,651	37,823

Net operating income	$235,767	$246,186

Net operating income — percentage change over prior year	-4.2%

Net operating income, excluding termination fees & other	$230,030	$234,683

Net operating income, excluding termination fees & other — percentage change over prior year	-2.0%

Net operating income	$235,767	$246,186
Straight line rents	(8,309)	(13,131)
FAS 141 rents	(4,497)	(6,667)
Non-cash ground rent	1,149	1,268

Cash — Net operating income	$224,110	$227,656

Cash — Net operating income — percentage change over prior year	-1.6%

Cash — Net operating income, excluding termination fees & other	$218,373	$216,153

Cash — Net operating income, excluding termination fees & other — percentage change over prior year	1.0%

The following table is a reconciliation of Net Income to Same Store net operating income:

	Nine Months Ended September 30,
	2008	2007
Net Income	$26,791	$22,833
Add/(deduct):
Interest income	(603)	(3,432)
Interest expense	106,846	117,892
Deferred financing costs	3,798	3,381
Equity in income of real estate ventures	(3,838)	(6,021)
Depreciation and amortization	154,527	167,315
Net gain on sale of undepreciated real estate	24	(421)
Gain on early extinguishment of debt	(4,342)	—
General & administrative expenses	17,902	21,819
Minority interest — partners’ share of consolidated real estate ventures	117	103
Minority interest attributable to continuing operations — LP units	(84)	(843)
Income from discontinued operations	(22,905)	(35,891)

Consolidated net operating income	278,233	286,735
Less: Net operating income of non same store properties	(29,116)	(17,774)
Less: Eliminations and non-property specific net operating income (loss)	(13,350)	(22,775)

Same Store net operating income	$235,767	$246,186